Exhibit No. 99.2

CONTACT:
TAMMIE BROWN                                  KERRY MCGAGIN
WORKSTREAM INC                                KMA COMMUNICATIONS
1-877-327-8483 EXT. 263                       1-310-258-9801
TAMMIE.BROWN@WORKSTREAMINC.COM                kerry@kmacommunications.com

     NORTHERN TRUST SELECTS WORKSTREAM FOR STRATEGIC COMPENSATION MANAGEMENT

                   Leading Financial Institution Views People
                     as its Greatest Competitive Advantage;
           Implements Workstream TotalComp to Support Global Workforce

      OTTAWA, ONT. AND CHICAGO, ILLINOIS. - JULY 20, 2004 - Workstream Inc.(TM) (NASDAQ: WSTM), a provider of Enterprise Workforce Management software, today announced that Northern Trust Corporation (Nasdaq: NTRS), a leading global custody, asset administration, and investment management service provider, has selected Workstream Inc. to provide an end-to-end solution for planning, managing and communicating compensation programs throughout its entire organization. The scalable Workstream TotalComp product will be rolled out globally to Northern Trust's 8,500 employees located in 15 states throughout the United States as well as United Kingdom, Singapore, Canada, Ireland, Hong Kong, Luxembourg and Japan.

      "We wanted a solution that could address the needs of the entire global organization while also accommodating the specific needs of the operational units," stated Marty Joyce, Senior Vice President at Northern Trust. "Workstream TotalComp's Configuration Module will allow us to customize parameters to reflect our business rules and create compensation plans, configure budgets, establish planning dates, and plan roll-up structure, as well as change how the planners and reviewers view data, employee information, alerts, charts, and graphs. With Workstream TotalComp implemented, we look to improve the decision making tools available at the manager's desktop to support our total compensation strategy."

      As a leading provider of investment management, asset and fund administration, fiduciary and banking solutions for corporations, institutions and affluent individuals worldwide, Northern Trust operates under the philosophy that its people are its greatest competitive advantage and consistently strives to attract and retain top quality employees as part of its overall strategy for company growth and vitality. Northern Trust selected Workstream TotalComp to help it manage salary, variable pay and stock compensation for all its employees. Workstream's powerful product offering of real-time data modeling and graphics, flexible business rules, and user-friendly interface will give Northern Trust a greater depth of functionality and the ability to differentiate rewards based on performance. The solution will be used by line-of-business managers, HR consulting managers and administrators, and corporate HR consultants within the compensation function.

      "Human capital applications are a necessary tool for organizations that want to maintain their competitive advantage and retain key talent," explains Michael Mullarkey, Chairman and CEO of Workstream Inc. "Our products enable organizations to manage their investment in people while maintaining budget compliance. Northern Trust recognizes the strategic value of a pay-for-performance implementation and by utilizing the Workstream's TotalComp solution the organization can manage its compensation policy and process quickly, accurately, and uniformly, while giving line managers the information and guidance they need to be self-sufficient."

ABOUT NORTHERN TRUST

      Northern Trust Corporation (NASDAQ: NTRS - News) is a leading provider of investment management, asset and fund administration, fiduciary and banking solutions for corporations, institutions and affluent individuals worldwide. Northern Trust, a multibank holding company based in Chicago, has a growing network of offices in 15 U.S. states and has international offices in six countries. As of March 31, 2004, Northern Trust had assets under administration of $2.3 trillion, assets under investment management of $521 billion and banking assets of $39.5 billion. Northern Trust, founded in 1889, has earned distinction as an industry leader in combining high-touch service and expertise with innovative products and technology. For more information, visit http://www.northerntrust.com.

ABOUT WORKSTREAM

      Workstream Inc. (NASDAQ: WSTM) is a provider of hosted and licensed Enterprise Workforce Management software and professional services to the Fortune 2000. Workstream's products provide Recruitment, Performance and Compensation Management for employees and corporations. Workstream was named to the Deloitte & Touche Fast 50 list of the fastest growing software companies for 2003. Through its 12 offices and 200 dedicated human resource professionals across North America, Workstream services customers such as Eli Lilly, Motorola, Nordstrom, Nike, Home Depot, Samsung, KPMG, Sony Music and Wells Fargo. For more information visit http://www.workstreaminc.com or call toll free 1-866-470-WORK.

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations or beliefs of Workstream's management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: inability to grow our client base and revenue because of the number of competitors and the variety of sources of competition we face; client attrition; inability to offer services that are superior and cost effective when compared to the services being offered by our competitors; inability to further identify, develop and achieve success for new products, services and technologies; increased competition and its effect on pricing, spending, third-party relationships and revenues; as well as the inability to enter into successful strategic relationships and other risks detailed from time to time in filings with the Securities and Exchange Commission.